EXHIBIT 99.1

Midland States Bancorp Names Kevin L. Thompson Chief Financial Officer

EFFINGHAM, Ill., Nov. 14, 2016 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) announced today that Kevin L. Thompson has been appointed to the position of Chief Financial Officer of the holding company and the bank.  Mr. Thompson succeeds Jeffrey G. Ludwig in the CFO role, which follows Mr. Ludwig’s promotion to President of Midland States Bank in February 2016.  Mr. Ludwig is also Executive Vice President of the holding company.

“We are very pleased to welcome Kevin Thompson to Midland,” said Leon J. Holschbach, President and Chief Executive Officer of Midland States Bancorp.  “Kevin possesses an impressive range of financial, strategic and analytical skills that he developed while serving in senior finance positions at large financial institutions such as Zions Bancorporation and American Express.  He has extensive experience working with broadly diversified, high growth institutions, and will be an effective leader as we continue to build the Midland franchise.

“Following Jeff’s promotion to President of the Bank, we conducted a broad search for a new CFO that would allow Jeff to focus more on his operational and strategic responsibilities, including heading up the recently announced Operational Excellence initiative under our Strategic Plan,” said Mr. Holschbach.

Mr. Thompson said, “I am thrilled to be joining Midland and look forward to being a part of its continued growth.  I have been fortunate to previously work at two other great banking organizations, and it is clear to me that Midland also has a great management and a strong corporate culture.”

Kevin Thompson joins Midland from Zions Bancorporation, where he served as Senior Vice President, Corporate Finance since 2014.  In this position, Mr. Thompson was responsible for financial planning and analysis, budgeting, forecasting and CCAR/DFAST stress testing.  Prior to joining Zions, Mr. Thompson worked for American Express from 2006 to 2014, where he ascended to the position of Chief Financial Officer and Treasurer of American Express Centurion Bank, a $35 billion financial institution.  In this role, Mr. Thompson was responsible for managing the bank’s asset/liability process, interest rate risk, liquidity, reserves, budgeting, forecasting, and capital planning.

Mr. Thompson is a Certified Public Accountant and holds an M.B.A. and B.S. from Brigham Young University.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. Midland had assets of approximately $3.2 billion, and its Midland Wealth Management Group had assets under administration of approximately $1.2 billion as of September 30, 2016.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland's non-bank subsidiaries. Midland has more than 80 locations across the United States. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s future growth and its Operational Excellence initiative.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, Exec. V.P., at jludwig@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321